Exhibit 5.1

Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

January 7, 2019

HS Spinco, Inc.

135 Duryea Road

Melville, NY 11747

Ladies and Gentlemen:

We are acting as counsel to HS Spinco, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement (the “Registration Statement”) on Form S-4 and Form S-1 (File No. 333-229026) relating to the registration of up to 101,897,354 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company to be distributed to stockholders of Henry Schein, Inc. (“Henry Schein”) in accordance with the terms of the Contribution and Distribution Agreement, dated as of April 20, 2018, as amended (the “Contribution and Distribution Agreement”), by and among Henry Schein, the Company, Direct Vet Marketing, Inc. (“Vets First Choice”) and Shareholder Representative Services LLC, and issued to stockholders of Vets First Choice in accordance with the terms of the Agreement and Plan of Merger, dated as of April 20, 2018, as amended (the “Merger Agreement”), by and among Henry Schein, the Company, HS Merger Sub, Inc., Vets First Choice and Shareholder Representative Services LLC.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation:

(i)	the Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement;

(ii)	the Certificate of Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.2 to the Registration Statement;

(iii)	the form of Amended and Restated Certificate of Incorporation of Covetrus, Inc. (the “Amended Certificate”) in the form filed as Exhibit 3.4 to the Registration Statement;

(iv)	the Contribution and Distribution Agreement, filed as Exhibit 2.1 to the Registration Statement;

(v)	the Merger Agreement, filed as Exhibit 2.2 to the Registration Statement;

(vi)	the Letter Agreement, Amendment No. 1 to Contribution and Distribution Agreement and Amendment No. 1 to Agreement and Plan of Merger, filed as Exhibit 2.3 to the Registration Statement;

(vii)	the Letter Agreement and Amendment No. 2 to Contribution and Distribution Agreement, filed as Exhibit 2.4 to the Registration Statement;

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January 7, 2019

(viii)	the Letter Agreement, Amendment No. 3 to Contribution and Distribution Agreement and Amendment No. 2 to Agreement and Plan of Merger, filed as Exhibit 2.5 to the Registration Statement;

(ix)	the Bylaws of the Company, filed as Exhibit 3.3 to the Registration Statement;

(x)	the form of Amended and Restated Bylaws of Covetrus, Inc. in the form filed as Exhibit 3.5 to the Registration Statement;

(xi)	certain resolutions of the Board of Directors of Henry Schein and the Company; and

(xii)	the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. For purposes of the opinions expressed below, we have also assumed that prior to the issuance of the Shares: (i) the Registration Statement will have become effective under the Securities Act by the Commission; (ii) the Amended Certificate will have been filed with the Secretary of State of the State of Delaware; and (iii) the transactions contemplated by the Contribution and Distribution Agreement and the Merger Agreement will have been consummated in accordance with the terms thereof.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that, following the effectiveness of the Registration Statement and the filing of the Amended Certificate, the Shares will be duly authorized by the Company and, when issued pursuant to and in accordance with the terms of the Contribution and Distribution Agreement and the Merger Agreement, will be legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The references and limitations to the “General Corporation Law of the State of Delaware” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement, and we further consent to the incorporation of this opinion by reference in any registration statement filed pursuant to Rule 462(b) in connection

January 7, 2019

with the offering covered by the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP